Exhibit 31.1

CERTIFICATIONS

I, David P. Stockert, certify that:

1.	I have reviewed this report on Form 10-Q of Post Properties, Inc. and Post Apartment Homes, L.P.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this report;

4.

I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrants and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrants, including their consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrants’ disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrants’ internal control over financial reporting that occurred during the registrants’ most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrants’ internal control over financial reporting; and

5.

I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrants’ auditors and the audit committee of the registrants’ board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrants’ ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants’ internal control over financial reporting.

November 4, 2016

By:	/s/ David P. Stockert	By:	/s/ David P. Stockert
	David P. Stockert		David P. Stockert
	President and Chief Executive Officer of		President and Chief Executive Officer of
	Post Properties, Inc.		Post GP Holdings, Inc.,
	(Principal Executive Officer)		the sole general partner of
	(Principal Financial Officer)		Post Apartment Homes, L.P. (Principal Executive Officer) (Principal Financial Officer)